UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest
Event Reported): September 21, 2007

RADIATION THERAPY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-50802

FLORIDA	65-0768951
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2234 Colonial Boulevard, Fort Myers, Florida	33907
(Address of principal executive offices)	(Zip Code)

(239) 931-7275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 21, 2007 Radiation Therapy Services, Inc. (the “Company”), through the Company’s wholly-owned subsidiary, North Carolina Radiation Therapy Management Services, Inc., a North Carolina corporation, acquired a radiation therapy treatment center in Greenville, North Carolina for a cash purchase price of approximately $27.8 million. Total annual global revenues at the Greenville facility plus the professional service fees earned at the Kinston location approximate $6.9 million. The acquisition provides the Company with entry to the Eastern North Carolina market, its third new local market entry of 2007. The acquired treatment center will be operated pursuant to an administrative services agreement with a related party professional corporation under the Company’s current operating model in North Carolina.

A copy of the press release announcing the acquisition is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated September 24, 2007 announcing the Company’s acquisition of a radiation therapy treatment center in Greenville, North Carolina.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIATION THERAPY SERVICES, INC.

By:	/s/ David N.T. Watson
David N.T. Watson
Principal Financial Officer

Dated: September 24, 2007